ACQUISITION AGREEMENT (this "Agreement"), dated as  of  May
23, 1997, between NEW IMAGE LABORATORIES, INC., a California corporation having its principal place of business at 2340 Eastman Avenue, Oxnard, California 93031 (the "Seller"), THE STEPHAN CO., a Florida corporation having its principal place of business at 1850 West McNab Road, Ft. Lauderdale, Florida 33309 ("Stephan") and STEPHAN DISTRIBUTING, INC., a Florida corporation and wholly-owned subsidiary of Stephan (the "Buyer").

                      W I T N E S S E T H :

      WHEREAS, the Seller's hair care businesses include the products known as "Image", and "Modern" and related products listed on Schedule 1 hereto (collectively, the "Products");

      WHEREAS, with respect to the Products, the Seller has registered "Image" and "Modern" related trademarks (i) in the United States with the United States Patent and Trademark Office (all of such registered marks are listed on Schedule l(a) and are collectively referred to as the "Domestic Trademarks") and (ii) in the countries listed on Schedule l(b) (all of such registered marks, collectively, the "Foreign Trademarks"; the Domestic Trademarks, the Foreign Trademarks and all other pending trademark applications, unregistered trademarks and other intellectual property related to the Products listed on Schedule l(c) are sometimes referred to herein collectively as the "Trademarks"); and

      WHEREAS, the Seller desires to sell, and the Buyer desires to acquire, all of the Seller's right, title and interest in and to certain of the Seller's assets, as more specifically described herein, all for the purchase price and on the terms set forth below.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth below, the parties agree as follows:

      I.  TRANSFER OF ASSETS

      1.1 Transfer of Assets. Upon satisfaction of the conditions set forth in Sections 3.1 and 3.2 hereof (the "Closing"), the Seller hereby sells, assigns and delivers to the Buyer, and the Buyer hereby acquires from the Seller, all of the Seller's right, title and interest in and to the following assets free and clear of all liens and encumbrances:

           (a) the Domestic Trademarks listed on Schedule l(a), together with the goodwill associated therewith;

         (b) the Foreign Trademarks listed on Schedule l(b), together with the goodwill associated therewith;

         (c) all other Trademarks listed on Schedule l(c), together with the goodwill associated therewith;

          (d) all trade dress relating to the Products;

          (e) the formulae, trade secrets, processes
and know-how   relating to the Products (collectively, the
"Specifications");

         (f) the customer and supplier lists relating to the Products;

         (g) the 10 oz. Bottle Contract, dated June 18, 1996, between the Seller and Simi Corp. (the "Bottle Agreement" including all rights thereunder with respect to the mold, all artwork and screens related to the Products to the extent owned by the Seller and all trade show, training and sales conference room equipment listed on Schedule 1.1(g);

         (h)    the  contracts  listed on  Schedule  1.1(h)  (the
"Contracts");

         (i) all inventory relating to the Products, including all finished goods, work in progress, promotional items, raw materials relating to the Products and packaging relating to the Products, wherever located (the "Inventory");

         (j)    all  accounts receivable of the Seller listed  on
Schedule 4.1(p), including any interest, claims and penalties thereon existing on the Closing (the "Accounts Receivable");

         (k) the equipment described on Schedule 1.1(k) (the "Equipment") to the extent such Equipment is owned by the Seller, and to the extent any Equipment is leased by the Seller an assignment of such leased Equipment, which upon the receipt of a consent to such assignment, shall be deemed to be leased by the Buyer as of the Closing; and

         (1) all other intangible or intellectual property related to the Products.

      As used herein, the term "Acquired Assets" shall mean those assets identified in Section 1.1(a) through 1.1(1) above.

      II. PURCHASE PRICE AND PAYMENT

      2.1  Purchase  Price.   The purchase price  (the  "Purchase
Price") for the Acquired Assets shall be 250,000 unregistered and restricted shares (the "Shares") of common stock, par value $.Ol per share, of Stephan ("Stephan Common Stock").

      2.2 Allocation of Purchase Price and Additional Payment. The parties agree that the Purchase Price, the Contingent Shares (as hereafter defined), if any, and any other consideration paid for the Acquired Assets shall be allocated among the Acquired Assets pursuant to a schedule to be prepared by the Buyer with such changes, if any as agreed by the Buyer and the Seller no later than 45 days after Closing. The Buyer and the Seller agree to prepare and file all tax returns in a manner consistent with the allocations provided herein. The Buyer and the Seller shall each provide to the other for review a copy of their reports with respect to this transaction pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended, at least ten
          (10) business days prior to its submission to the Internal Revenue Service. In the event that the Internal Revenue Service shall require a change in such allocations, neither party shall be liable for the tax consequences to the other party of such change.

      2.3 Payment of the Purchase Price. The Purchase Price is being paid concurrent with the execution and delivery of this Agreement at the Closing, against delivery of the Acquired Assets, as follows: certificates representing 125,000 Shares are being delivered by the Buyer directly to the Seller. Certificates representing the remaining 125,000 Shares (the "Escrowed Stock") are being delivered to Hertzog, Calamari & Gleason, as escrow agent (the "Escrow Agent"), to be held and disbursed in accordance with the terms of this Agreement and a separate escrow agreement, in the form of Exhibit A.

      2.4 Contingent Payment. In addition to the Purchase Price, the Seller shall be entitled to receive up to 100,000 unregistered and restricted shares (the "Contingent Shares") of Stephan Common Stock, in accordance with the terms set forth in this Section 2.4. With respect to the period commencing on the
Closing and ending on the one year anniversary date of the Closing (the "Initial Period") , the Seller shall be entitled to receive up to 50,000 Contingent Shares payable as follows: (i) 10,000 Contingent Shares shall be payable to the Seller if, and only if, the Buyer's profit after taxes, as determined in accordance with generally accepted accounting principles ("GAAP"), resulting from the operation of the business relating to the Acquired Assets ("Profit") for the Initial Period shall equal at least 13%, (ii) 20,000 Contingent Shares shall be payable to the Seller if, and only if, the Buyer's Profit for the Initial Period shall equal at least 14%, (iii) 30,000 Contingent Shares shall be payable to the Seller if, and only if, the Buyer's Profit for the Initial Period shall equal at least 15%,
(iv) 40,000 Contingent Shares shall be payable to the Seller if, and only if, the Buyer's Profit for the Initial Period shall equal at least 16%, (v) 50,000 Contingent Shares shall be payable to the Seller if, and only if, the Buyer's Profit for the initial Period shall equal at least 17%. With respect to the 12-month period ending on the two year anniversary date of the Closing, 50,000 Contingent Shares shall be payable to the Seller if, and only if, the Profit for such 12-month period shall equal 17%.

      2.5. Delivery of Contingent Shares; Books and Records. Certificates representing Contingent Shares shall be delivered to the Seller, if earned by the Seller pursuant to Section 2.4 hereof, within 10 days of final determination of Profit for the relevant period and, subject to Section 2.6 hereof, not later than  60  days after the end of such period.  Subject to  Section
2.6 hereof, the Buyer's determination of Profit shall be final and binding upon the parties. The Buyer agrees to maintain complete, true and correct books of account concerning the business relating to the Acquired Assets in sufficient detail to enable the Profit to be readily computed and verified. The Buyer further agrees to permit the Seller, its agents and/or independent public accountants, to have full access to such books of account (including the right to make copies thereof) during normal business hours and upon reasonable notice to the Buyer. The Buyer further agrees to deliver to the Seller a report detailing the Buyer's calculation of the Profit as well as a copy of the Buyer's consolidated audited financial statements for any relevant period and shall further make reasonably available to the Seller its work papers utilized in connection with its calculation of the Profit. The Seller hereby agrees to keep confidential all such information and to use it only in accordance with and for the purposes of determining whether Contingent Shares are payable to the Seller.

      2.6 Arbitration. If the Seller concludes, after review of the Buyer's books of account, that, notwithstanding the Buyer's determination to the contrary, Contingent Shares are owing to the Seller with respect to the period(s) reviewed, then the Seller shall notify the Buyer in writing of its determination, which notice (the "Notice") shall set forth in detail the basis for the Seller's determination of Profit and that Contingent Shares are due and owing. If the Seller and the Buyer are unable to resolve the disputed items within 10 business days after the Buyer receives the Notice, the parties shall refer the dispute to a firm of certified public accountants mutually agreeable to the parties (the "Arbiter"), as an arbitrator to finally determine, as soon as practicable, and in any event within 90 days after such referral, the Profit for the period(s) under consideration; provided that if the parties are unable to mutually agree upon an Arbiter, the Arbiter shall be designated by mutual agreement between the parties' respective certified public accountants. The Arbiter shall otherwise conduct the arbitration under such procedures as the parties may agree or, failing such agreement, under the applicable commercial Arbitration Rules of the American Arbitration Association. The fees and expenses of the arbitration and the Arbiter incurred in connection with the arbitration shall be paid by the non-prevailing party.

      2.7 Assumption of Liabilities. As additional consideration for the Acquired Assets, the Buyer hereby assumes the Assumed Liabilities (as defined below). All other liabilities of any nature whatsoever of the Seller shall remain and be the sole obligation of the Seller including, without limitation, product liability, product warranties, all other pending litigation, liabilities related to outstanding debentures of the Seller (the "Debentures") and liabilities for any unpaid legal fees and disbursements payable to Richards, Watson & Gershon (the "RWG Liabilities") not included in the Assumed Liabilities. For purposes of this Agreement, the term "Assumed Liabilities" shall be defined as and shall be expressly limited to the following listed liabilities:


           (i) unsecured liabilities (other than the Reorganization Liabilities, as defined below) of the Seller as of the Closing, as reflected on the books and records of the Seller, up to a maximum aggregate amount not to exceed $3,600,000 (the "Trade Liabilities") . The Trade Liabilities shall consist solely of the amounts set forth next to the names of the respective suppliers and other creditors of the Seller to whom such Trade Liabilities are due, as listed on Schedule 2.7(i); and

           (ii) unsecured liabilities (other than the Trade Liabilities) owed to holders of allowed claims pursuant to the plan of reorganization of Image Laboratories, Inc., up to a maximum amount not to exceed $3,065,000 (the "Reorganization
Liabilities").   The  Reorganization  Liabilities  shall  consist
solely of the amounts set forth next to the names of the respective holders of such claims to whom such Reorganization Liabilities are due, as listed on Schedule 2.7(ii).

      2.8 Bulk Sales Law Compliance. The Seller agrees to pay and discharge all claims of creditors, other than claims relating to the Assumed Liabilities, which may be asserted against the Buyer by reason of the Seller's noncompliance with the provisions of the bulk sales law of any State which may require bulk sales law compliance on account of the provisions herein and the transactions contemplated hereby and to indemnify and hold the Buyer harmless from and against claims suffered or incurred by the Buyer by reason of or arising out of the failure of the Seller to pay or discharge such claims, or such noncompliance with any applicable bulk sales law.

      2.9.       Purchase   Price  Adjustments.   The   following
adjustments shall be made to the Purchase Price:

         (a) Excess Liabilities. Notwithstanding the assumption by the Buyer of the Trade Liabilities up to $3,600,000 and the Reorganization Liabilities up to $3,065,000, in the event that the Buyer is required to pay in the aggregate more than $5,332,000 in order to satisfy the Trade Liabilities and the Reorganization Liabilities, including, without limitation, incidental costs incurred by Buyer or Stephan in satisfying such Trade Liabilities and Reorganization Liabilities (such as litigation costs), as certified in a certificate delivered to the Seller by the Chief Financial Officer of the Buyer which certificate shall contain an itemized list of the Trade Liabilities and the Reorganization Liabilities, the original amount owed to each such creditor, the dates of payment to each creditor and the final payment and determination of such Trade Liabilities and Reorganization Liabilities, the Purchase Price shall be reduced by the amount of such excess on a dollar-for-dollar basis; provided, however, that if any of the holders of any Trade or Reorganization Liabilities shall agree to accept any portion of the payments over a period of time in excess of one year ("Installment Payments"), the amount of such excess shall be calculated by reducing the amount of any Installment Payments to their present value, as of the Closing, using a discount factor equal to 8% per annum.

         (b) Minimum Accounts Receivable. Not earlier than 180 days after Closing, the Chief Financial Officer of the Buyer shall certify in a certificate delivered to the Seller the total amount of Accounts Receivable collected as of the date of such certificate and, in reasonable detail, a listing of the Accounts Receivable which remain uncollected.

If total collected Accounts Receivable as of the date of such certificate shall be less than $1,835,000, the Purchase Price shall be further reduced by the amount of such deficiency on a dollar-for-dollar basis. Payments received from or credited to any customer shall be applied first to the invoice identified by such customer, or if not identified, then in payment of such customer's oldest account receivable, unless such customer shall specifically allege that such receivable is in dispute, in which event the payment shall be applied in payment of the undisputed portion of such receivable and then in payment of the customer's next oldest undisputed account receivable. The Buyer specifically agrees not to influence in any way a customer to pay an invoice other than in the order which they have been sent to such customer and not to settle, compromise or reduce the amount, or delay the payment, of any invoice existing as of the Closing except in the ordinary course of business and consistent with the Seller's prior practice. The Buyer agrees to use collection procedures for the collection of the Accounts Receivable that are substantially the same as used by the Seller prior to Closing.

         (c) Minimum Inventory. Not later than 30 days after Closing, the Chief Financial officer of the Buyer shall certify in writing to the Seller the net book value of the Inventory based upon a physical inventory to be conducted after Closing by the Buyer and utilizing the same inventory valuation methods as used by the Seller prior to Closing. If the net book value of the Inventory, as so determined, shall be less than $2,302,000, the Purchase Price shall be further reduced by the amount of such deficiency on a dollar-for-dollar basis; provided, however that
(i) the Buyer shall be deemed to have received $37,250 of such Inventory in lieu of payment for certain equipment set forth on
Schedule 1.1(k), (ii) the Buyer shall be deemed to have received an amount of Inventory equal to that amount of the expense reimbursement not paid to Seller pursuant to Section 7.3 hereof and (iii) any Accounts Receivable collected by the Buyer in excess of $1,835,000 shall be credited as Inventory in determining any Inventory deficiency; provided, further, however, that any returns from customers of Inventory shall not be counted in determining the value of Inventory and any and all credits required to be given to any customers or vendors, including without limitation, any advertising credit, consistent with Seller's prior practice shall, to the extent such credit is not also deducted from the Accounts Receivable, be deducted from the value of the Inventory.

         (d) Notwithstanding any payments which may be due to the Buyer by the Seller pursuant to this Section 2.9, the indemnification provisions provided in Section 6 hereof shall remain in full force and effect, without any modification or diminution thereof; provided, however, that the Buyer shall not be entitled to any indemnification payment pursuant to Section 6 hereof, if, and only to the extent that, the condition or event giving rise to such indemnification payment is reflected in the calculation of a Purchase Price Adjustment pursuant to this
Section 2.9.

      2.10. Disbursements from Escrow. Stephan, the Buyer and the Seller agree to provide in writing to the Escrow Agent instructions as to the amount and method of disbursing the shares of Escrowed Stock. Such instructions to the Escrow Agent, and the amount of Escrowed Stock to be distributed by the Escrow Agent, shall be in accordance with the following terms and conditions:


           (i) all amounts in escrow shall be disbursed to the Seller on the one year anniversary date of the Closing (the "Disbursement Date"); provided, however, if prior to the Disbursement Date the Buyer makes a claim against the amounts remaining in escrow pursuant to subsection (ii) of this Section 2.10, or if prior to the Disbursement Date the Buyer makes a claim against the amounts in escrow pursuant to subsection (iii) of this Section 2.10, then Escrowed Stock having a value equal to the amount of each such claim shall be held in escrow (beyond the Disbursement Date, if necessary) until joint written instructions from Stephan, the Buyer and the Seller or an order of any court of law having jurisdiction over such claim or the order of an arbitrator selected by Stephan, the Buyer and the Seller to arbitrate the dispute shall be received by the Escrow Agent regarding the resolution of such claims and amounts;

           (ii) If, prior to the Disbursement Date, the Buyer makes a claim against the Seller pursuant to Section 6 hereof, then the Buyer shall notify the Escrow Agent in writing prior to the Disbursement Date of the amount of such claim and the Escrow Agent will reserve in escrow (beyond the Disbursement Date, if necessary) Escrowed Stock having a value equal to the amount of such claim until such time as the Escrow Agent shall receive joint written instructions from the Buyer, Stephan and the Seller or an order of any court of law having jurisdiction over such claim or the order of an arbitrator selected by Stephan, Buyer and the Seller to arbitrate the dispute regarding the resolution of such claim and such amounts;

           (iii) If, prior to the Disbursement Date, the Escrow Agent receives written notice from the Buyer, a copy of which notice shall be sent simultaneously by the Buyer to the Seller, as to a Purchase Price adjustment determined in accordance with
Section 2.9 hereof, then, Escrowed Stock having a value equal to such Purchase Price adjustment shall be distributed to the Buyer within 10 business days of such written notice unless a written notice is received by the Escrow Agent from the Seller disputing such Purchase Price adjustment in which case the Escrow Agent will reserve in escrow (beyond the Disbursement Date, if necessary) Escrowed Stock having a value equal to the amount of such disputed Purchase Price adjustment until such time as the Escrow Agent shall receive joint written instructions from the Buyer, Stephan and the Seller or an order of any court of law having jurisdiction over such claim regarding the resolution of such claim and such amounts;

           (iv)      Any  time a claim is made under  subsections
(ii) or (iii) of this Section 2.10, the Escrow Agent will reserve Escrowed Stock having a value equal to the dollar amount of such claim. The value of Escrowed Stock required to be reserved shall be determined by reference to the average closing trading price of Stephan Common Stock as reported in The Wall Street Journal (or other recognized daily financial newspaper) for the 20 trading days prior to the one year anniversary of the date of Closing.

      2.11 Registration Rights. If, following the receipt by the Seller of (i) the Shares delivered to the Seller at Closing,
(ii) any Escrowed Stock which has been disbursed to the Seller pursuant to Section 2.10 of this Agreement or (iii) any Contingent Shares received by the Seller, Stephan shall propose to file a registration statement under the Securities Act of 1933, as amended (the "Securities Act") in connection with the proposed offer and sale of any of its equity securities (other than a registration statement on Form S-4 and Form S-8 or a successor form to such Forms), Stephan will give notice in writing to such effect to the Seller at least 30 days prior to such filing, and, at the written request of the Seller made within 10 days after the receipt of such notice, will include therein at Stephan's cost and expense (except for the fees and expenses of counsel to the Seller and underwriting discounts, commissions and filing fees attributable to the Seller's securities included in such registration statement, all of which expenses shall be borne by the Seller), such number of shares of Stephan Common Stock included in clauses (i), (ii) or (iii) of this Section 2.11 (the "Registrable Securities") as the Seller shall request unless at the time of such request the Registrable Securities shall be able to be sold pursuant to Rule 144 promulgated under the Securities Act, in which case Stephan shall not be required to register any such Registrable Securities. Notwithstanding the foregoing, if the offering being registered by Stephan is underwritten, and if in the good faith judgment of the representative of the underwriters of such offering, the inclusion therein of all or any of such Registrable Securities would reduce the number of shares to be offered by Stephan, the number of Registrable Securities otherwise to be included in the underwritten public offering may be reduced accordingly. Nothing contained herein shall prohibit Stephan from withdrawing any such registration statement at any time in its sole discretion.

                          III.  CLOSING

      3.1 Deliveries at the Closing by the Seller. At Closing, the Seller hereby transfers to the Buyer, or is causing to be transferred to the Buyer, all of its (or its affiliates') right, title and interest in and to the Acquired Assets by delivering to the, Buyer possession of the Acquired Assets and the following instruments, which shall be in form and substance reasonably satisfactory to the Buyer and its counsel:

          (a) a Bill of Sale and Assignment;

          (b) Trademark Assignments in the form of Exhibit B for recording the assignment of the Domestic Trademarks listed on Schedule 1(a) in the United States Patent and Trademark Office, and an Omnibus Trademark Assignment relating to the assignment of the Foreign Trademarks;

          (c) the Escrow Agreement;

          (d) any written Specifications, including all formulae for each of the Products;

           (e) such other instruments of conveyance and transfer as may be appropriate to vest all of the Seller's right, title and interest in and to the Acquired Assets (other than the Inventory) in the Buyer;

         (f) the customer and supplier lists;

         (g) any Consents (as defined in Section 4.1(d) hereof) including, without limitation, Consents of third parties to the transfer of computer hardware and software comprising part of the Equipment and UCC termination statements and such other documents as requested by the Buyer evidencing release of all liens on the Acquired Assets;

         (h) the General Release of Stephan, the Buyer and their respective affiliates, in the form of Exhibit 3.lA.

         (i) a unanimous written consent of the stockholders of the Seller consenting to the transactions set forth in this Agreement or in the absence of a unanimous written consent the consent of a majority of all outstanding classes of Stock of the Seller and an opinion from Richards, Watson & Gershon, or such other counsel to Seller reasonably satisfactory to Stephan and Buyer, that the requisite consent under California law has been obtained to consummate the transactions contemplated hereby;

         (j) a consent and release from the four largest holders of the Seller's Debentures constituting at least $900,000 of the outstanding principal amount of the Debentures, and from Richards, Watson & Gershon with respect to the RWG Liabilities in the forms attached hereto as Exhibit 3.lC; and

         (k) a letter from Robert Bass as the representative of the Reorganization Liabilities that he has recommended to the holders of the Reorganization Liabilities to reduce their claims to an amount equal to 80% of such Liabilities (the "Adjusted Claim") in return for the Buyer paying 55% of the Adjusted Claim within 30 days of the Closing, 22.5% of the Adjusted Claim within four months of the Closing and 22.5% of the Adjusted Claim within eight months of the Closing.

      3.2  Deliveries  at  the Closing  by  the  Buyer.   At  the
Closing, the Buyer hereby delivers to the Seller:

         (a) 125,000 Shares with the remaining 125,000 Shares to be delivered to the Escrow Agent;

          (b) the Escrow Agreement;

          (c) Notice of Voluntary Dismissal with Prejudice of the
              litigation (Case No. 97-6331-CIV-Ferguson)  pending
              in   the  U.S.  District  Court  for  the  Southern
              District of Florida; and

         (d)   the   General  Release  of  the  Seller  and   its
affiliates, in the form of Exhibit 3.lB.

      3.3 Place of Delivery. Any physical assets, such as Inventory or Equipment, delivered to the Buyer hereunder shall be delivered at the Seller's place of business. Any costs involved in shipping such physical assets to a location chosen by the Buyer shall be borne by the Buyer; provided, that the Seller shall allow the Buyer to store such physical assets at the site such assets are located on the Closing date for 90 days following the Closing at no additional cost to the Buyer.

      3.4 Conditions to Closing. The parties' respective obligations to close hereunder shall be conditioned upon the receipt by each party of all items required to be delivered by the other party as set forth above in Sections 3.1 and 3.2, which receipt may be waived in writing by either party.

      3.5 No Shop. Upon execution of this Agreement until Closing or termination of this Agreement by mutual agreement of the parties, the Seller agrees that it will not initiate, entertain, discuss, solicit or accept any offer for the sale of any capital stock and/or the assets of the Seller (except for the sale of the Seller's real property and any other assets other than the Acquired Assets) and the Seller shall promptly communicate to Buyer the terms of any such offer it receives and the identity of the person making any such offer and shall not continue to discuss or negotiate any such offers it received prior to the date hereof.

      IV. REPRESENTATIONS AND WARRANTIES

      4.1 Representations and Warranties of the Seller.
The Seller represents and warrants to the Buyer and to Stephan as follows:

         (a) Organization. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite power to enter into this Agreement and perform its obligations hereunder.

         (b) Authorization of Agreement; Investment Intent. The Seller has taken all necessary corporate action (including obtaining any necessary approval of its stockholders) to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally. The Seller understands and agrees that (i) an investment in Stephan involves certain risks, the Seller has taken full cognizance of and understands such risks, the Seller has been furnished with copies of Stephan's most recent annual report and all subsequent quarterly and current reports required to be filed under applicable federal securities laws and the Seller is an accredited investor (as defined in the Securities Act), (ii) the Shares and the Contingent Shares, if any, have not been registered under the Securities Act, and agrees that none of such securities may be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Securities Act, (iii) no federal of state agency has made any finding or determination as to the fairness for investment in, or any recommendation or endorsement of, such securities, and (iv) the Shares and the Contingent Shares, if any, being acquired hereunder are being acquired by the Seller solely for its own account, for investment purposes and not with a view to subdivision, distribution or resale.

         (c) Effect of Agreement. The execution, delivery and performance of this Agreement by the Seller and consummation of the transactions contemplated hereby will not, with or without the giving of notice, or the lapse of time, or both (i) violate or conflict with any provision of law, statute, rule or regulation to which the Seller is subject including, without limitation, any Federal or state bankruptcy, reorganization, insolvency, receivership, liquidation, fraudulent conveyance, bulk sales, corporate or other similar law protecting or benefiting the stockholders or creditors of a corporation, (ii) violate any judgment, order, writ or decree of any court applicable to the Seller, or (iii) result in the breach of or conflict with any term, covenant, condition or provision of, result in the modification or termination of, constitute a default under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the Acquired Assets pursuant to any corporate charter, by-law, commitment, contract or other agreement or instrument to which the Seller is a party or by which any of the Acquired Assets is or may be bound or affected.

         (d) Consents. Except for consents of third parties which have been obtained and are being delivered to the Buyer with this Agreement, no consent, authorization or approval of, or exemption by, any governmental or public body or authority or any other entity or person is required in connection with the execution, delivery and performance by the Seller of this Agreement or any of the instruments or agreements herein referred to or the taking of any action herein contemplated ("Consents").

         (e) No Liens or Encumbrances. The Seller has and is delivering to the Buyer good and marketable title to the Acquired Assets, free and clear of all mortgages, claims, liens, charges and encumbrances. The Seller does not know of any liens, encumbrances or imperfections of title relating to the Acquired Assets.

          (f) Intellectual Property. There are no other trademarks or trade names, trade name rights or service marks or other intellectual property used by the Seller in connection with the Products that are not included in the Acquired Assets. The validity of such items and the title thereto of the Seller have not been questioned in any litigation or governmental inquiry or proceeding to which the Seller or any predecessor, is or was a party, and, to the knowledge of the Seller, no such litigation, governmental inquiry or proceeding is threatened. To the knowledge of the Seller, the conduct of the business of the Seller with respect to the Products as presently conducted does not conflict with any licenses, trademarks, trademark rights, trade names, trade name rights, service marks or patents of any other person in any respect.

          (g) Trademarks. Schedules l(a), l(b) and l(c) contain a true and complete list of all of the Trademarks, including for each registered trademark, the application or registration number, filing or registration and expiration date, mark, and class. To the knowledge of the Seller, the Trademarks do not infringe the trademarks of any person and the Seller (i) has not granted rights to any other person with respect to the Trademarks, (ii) has no knowledge of any claim of use by any other person of the Trademarks, (iii) has no knowledge of any rights of any person which would adversely affect the right of the Buyer to use the Trademarks, (iv) does not use any variants of the Trademarks that are confusingly similar to or likely to cause confusion with the Trademarks, (v) does not use the Trademarks by consent or agreement with any person and (vi) does not know of any claims or demands which have been asserted by any person pertaining to the Trademarks and to the Seller's knowledge, the Trademarks are not being infringed by any person.

          (h) Permits, Licenses,-etc. (i) No permits, licenses, orders or approvals of Federal, state, local or foreign governmental or regulatory bodies are required in order to permit the manufacture or distribution of the Products as currently manufactured and distributed by the Seller and (ii) the manufacture and distribution of the Products as currently manufactured and distributed by the Seller does not violate or infringe any Federal, state, local or foreign laws, statutes, ordinances or regulations.

         (i) Litigation. Except as set forth on schedule 4.1(i), there is no claim, action, suit, proceeding, arbitration, or to the knowledge of the Seller, investigation or inquiry, pending before any Federal, state, municipal, foreign or other court or governmental or administrative body or agency, or any private arbitration tribunal or, to the Seller's knowledge, threatened, against, relating to or affecting the Products or the transactions contemplated by this Agreement. During the past three (3) years, there have been no recalls with respect to the Products as a result of safety concerns or noncompliance with applicable law or otherwise. Except as set forth on Schedule 4.1(i), there is not currently pending any unresolved customer dispute  which,  if adversely determined, could have  a  material adverse effect on future sales of any of the Products. The Seller is not aware of any problem or potential problem with respect to any Product whether relating to its safety, efficacy, shelf life or otherwise. The Seller has not provided any warranty of any kind with respect to any Product to any party, other than warranties implied by law.

         (j) Trade Secrets; Confidential Information. To the best knowledge of the Seller, the Products do not make use of any trade secrets or confidential information of any third person.

         (k) Bulk Sale. The transfer of the Acquired Assets will not constitute a "bulk sale", as such term is defined in the Uniform Commercial Code of the State of California.

         (1) Financial Statements.. Attached as Schedule 4.1(1) are sales reports (as defined in Schedule 4.1(1)) for each of the Products for the years ended December 31, 1995 and 1996.
Schedule 4.1(1) was accurately prepared in all material respects in accordance with GAAP from the books and records of the Seller in accordance with the internal accounting practices of the Seller.

         (m) Sales Data. The Seller has delivered to the Buyer the sales data with respect to the Products for the period ending March 31, 1997. All of such sales data was, as of their respective dates, true and correct in all material respects. Additionally, except as set forth on Schedule 4.1(m), the Seller is not aware, with respect to any of the Products that any of the top twenty U.S. customers and the top fifteen foreign customers with respect to the Products intends not to continue carrying such Product or materially decrease its orders therefore

         (n) Contracts and Commitments. The Bottle Agreement and the Contracts constitute all contracts or commitments
(whether written or oral) with distributors, brokers, manufacturer's representatives, sales representatives, customers and other persons, firms, corporations and other entities engaged in the sale, distribution, supply or manufacture of the Products except for contracts and commitments which are terminable on 30 days' (or less) prior written notice without further obligation. No Contract to which the Seller is a party or to which it is subject or by which it is bound requires the consent of any other person by reason of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Other than purchase and sale orders, each of the Contracts is a valid and subsisting Contract of all of the parties thereto in full force and effect without modification. The Seller has performed all obligations required to be performed by it and is not in default under any Contract and no event has occurred thereunder which, with or without the lapse of time or the giving of notice, or both, would constitute a default by it thereunder. To the knowledge of the Seller, no other party is in default under any such Contract, instrument or other document. Except as set forth in Schedule 4.1(n), no amounts are due and owing by the Seller under such Contracts. Other than purchase and sale orders, no Contract has been orally modified or amended. All purchase orders and sale orders have been made in the ordinary course of the Seller's business consistent with past practices. None of the stockholders, officers or directors of the Seller or any affiliate or associate thereof is a party to or subject to or bound by any Contract.

         (o)    Inventory.  Except as disclosed in  Schedule  4.1
(o), the Inventory has been valued on the books and records of the Seller in accordance with the Seller's standard cost. The Inventory consists (i) of finished product which will be non-obsolete, comply with any warranty customarily given to customers with respect to such Inventory and be good and salable and of the same type and product dress as then being generally marketed and distributed and (ii) of generally acceptable quality of work-in-process, raw and packaging material which will be non-obsolete and capable generally of being processed at ordinary costs and by ordinary procedures into finished goods that will be in good merchantable condition.

         (p) Accounts Receivable. All of the Accounts Receivable represent accounts and notes receivable for merchandise actually delivered or services actually provided relating to the Products, are actual and bona fide receivables and have arisen in the ordinary course of business, represent obligations for the total dollar amounts thereof shown on the books of the Seller and have been billed consistent with past practice. All such Accounts Receivable are fully collectible in the normal and ordinary course of business, except to the extent of a reserve in an amount not in excess of a reserve for doubtful accounts consistent with past practices of the Seller. There are no recoupments, set-offs or counterclaims in respect of such receivables except for third party adjustments consistent with past practice which occur in the ordinary course of business and which are not, in the aggregate, material in amount. Schedule 4.1(p) sets forth (i) the total amount of Accounts Receivable outstanding as of May 14, 1997, by account debtor and (ii) the agings of such receivables based on the following schedule: 0-30 days, 31-60 days, 61-90 days, and over 90 days, from the due date thereof.

         (q) No Misrepresentations. Neither this Agreement nor any agreement entered into in connection with the transactions contemplated by this Agreement nor any document delivered hereunder or thereunder contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         (r) No Brokers or Finders. Except for any fees due and payable to Houlihan, Smith & Company, Inc. which the Seller hereby acknowledges and agrees is the sole responsibility of the Seller, no agent, broker, person or firm acting on behalf of the Seller is or shall be entitled to a brokerage commission, finder's fee, or other like payment in connection with any of the transactions contemplated hereby.

      4.2 Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller as follows:

         (a)    Organization.   The Buyer is a  corporation  duly
organized, validly existing and in good standing under the laws of the State of Florida and has all requisite power to enter into this Agreement and perform its obligations hereunder.

         (b) Authorization of Agreement. The Buyer has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally.

         (c) Effect of Agreement,. The execution, delivery and performance of this Agreement by the Buyer and consummation of the transactions contemplated hereby will not, with or without the giving of notice, or the lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which the Buyer is subject, (ii) violate any judgment, order, writ or decree of any court applicable to the Buyer, or (iii) result in the breach of or conflict with any term, covenant, condition or provision of, result in the modification or termination of, constitute a default under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the Buyer's property pursuant to any corporate charter, by-law, commitment, contract or other agreement or instrument to which the Buyer is a party or by which any of its property is or may be bound or affected.

         (d) Consents. No consent, authorization or approval of, or exemption by, any governmental or public body or authority or any other entity or person is required in connection with the execution, delivery and performance by the Buyer of this Agreement or any of the instruments or agreements herein referred to or the taking of any action herein contemplated.

         (e) No Misrepresentations. Neither this Agreement nor any other agreement entered into in connection with the transactions contemplated by this Agreement nor any document delivered hereunder or thereunder contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

      V. ADDITIONAL COVENANTS OF THE PARTIES

      5.1 Further Documents. The Seller shall execute, deliver and acknowledge all such further documents and instruments of transfer and conveyance in such jurisdictions, and do and perform all such acts and other things as the Buyer may reasonably request, to vest in the Buyer title to the Acquired Assets. Upon the request of the Buyer, the Seller agrees promptly to prepare at its expense all country assignment documents and powers of attorney for delivery to Buyer for recordation of the various Foreign Trademarks. The Buyer will record the trademark assignment documents in the United States Patent and Trademark Office and, if and when it so determines, in all such other applicable foreign government offices. The Seller and the Buyer shall each bear 50% of all of the fees and expenses related to such recordation of assignments in the United States Patent and Trademark Office and all of the fees and expenses related to such recordation of assignments in such other applicable foreign government offices.

      5.2 Manufacture and Supply Agreement. The parties agree to negotiate in good faith, at the request of the Buyer, a Manufacture and Supply Agreement pursuant to which Seller shall, for a mutually agreed upon period of time, if the Seller is able, manufacture Products for the Buyer.

      5.3 Exploitation of Other Territories; Non-Compete. The Seller agrees that it will not (i) register any marks which are identical or substantially similar to the Trademarks in any foreign countries or (ii) market any professional hair care products substantially similar to the Products in connection with the exploitation or marketing of hair care products by or on behalf of the Seller or any of its affiliates.

      5.4  Sales Taxes.  The Seller and the Buyer shall each bear
50% of all sales, transfer, use and other similar taxes payable in connection with the sale of the Acquired Assets.

      5.5 Distributors and Manufacturers. The Seller will use its best efforts to assist the Buyer in arranging for those distributors currently selling one or more Products on behalf of the Seller and for those manufacturers currently manufacturing one or more Products, to continue to do so after the Closing for the benefit of the Buyer. In that regard, to the extent any such arrangement might otherwise cause a conflict for such distributor or manufacturer with an existing agreement, policy or practice of the Seller, the Seller shall waive same.

      5.6 Customers. The customer list referred to in Section 1.1(f) shall contain those parties having purchased Products from the Seller during the twelve (12) months prior to the Closing, regardless of quantity or frequency, and shall be true, correct and complete in all material respects.

      5.7 Cooperation. The Seller will cooperate with the Buyer, and the Seller will use its best efforts to have the officers, directors and other employees of the Seller cooperate with the Buyer, at the Buyer's request and expense, on and after the Closing, in endeavoring to effect the collection of the Accounts Receivable included in the Acquired Assets and the settlement, to the satisfaction of the Buyer, of the Assumed Liabilities, and shall furnish information, evidence, testimony, records, tax returns and other assistance in connection with any actions, proceedings, arrangements or disputes involving the Seller and/or the Buyer and based upon contracts, arrangements, commitments or acts of the Seller which were in effect or occurred on or prior to the Closing.

      5.8 Authorization; Mail. The Seller agrees that the Buyer shall have the right and authority to collect for the account of the Buyer all Accounts Receivable and other items which shall be transferred to the Buyer as provided herein, and to endorse with the name of the Seller any checks received on account of any such receivables or other items. The Seller agrees that it will promptly transfer and deliver to the Buyer any cash or other property that the Seller may receive in respect of any such receivables or other items. The Seller authorizes and empowers the Buyer from and after the date hereof (i) notify account debtors of the change in ownership (ii) to receive and open mail addressed to the Seller and (iii) to deal with the contents thereof in any manner the Buyer sees fit, provided such mail and the contents thereof relate to the Acquired Assets or otherwise to the business of the Seller, as conducted by the Buyer or to any of the Assumed Liabilities. The Seller agrees to deliver to the Buyer promptly upon receipt any mail, checks or other documents received by it pertaining to the Acquired Assets or otherwise to the business of the Seller, as conducted by the Buyer, or any of the Assumed Liabilities. The Buyer agrees to deliver to the Seller any mail which it receives to which it is not entitled by reason of this Agreement or otherwise and to which the Seller is entitled.

      5.9 Transfer of Securities. The Seller covenants and agrees that the Shares and the Contingent Shares, if any, may only be transferred in compliance with this Agreement and applicable Federal and state securities laws and upon receipt of an opinion of counsel, which opinion and counsel shall be reasonably acceptable to Stephan, that an exemption from registration of such Shares under the Securities Act and under any applicable state securities laws is available. All Shares and Contingent Shares, if any, received by the Seller hereunder shall bear the legend set forth below:

       "The securities represented by this certificate (i) have not been registered under the Securities Act of 1933 or under any state securities or "blue sky" laws, and may not be offered or sold except pursuant to (x) an effective registration statement under such Act and such laws, or
       (y) an opinion of counsel reasonably satisfactory to the issuer, that an exemption from registration under such Act and such laws is available and (ii) are subject to the terms and conditions set forth in a certain Acquisition Agreement between New Image Laboratories, Inc., The Stephan Company and Stephan Distributing, Inc."

      5.10  Sales.   The Seller hereby agrees that any  sales  of
Products made by the Seller after the execution of this Agreement but prior to Closing shall be deemed, for all purposes, to have been made by the Buyer.

      VI. INDEMNIFICATION

      6.1 Indemnification. Each party agrees to indemnify, defend and hold harmless the other party, its affiliates and their respective officers, directors, employees and agents from and against, or pay and reimburse, any and all loss, liability, damage, deficiency, costs and expenses (including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements incurred in enforcing its rights hereunder) (collectively, "Loss") arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement (including the Buyer's agreement to assume the Assumed Liabilities and the Seller's agreement to be responsible for all other liabilities) of such party contained in this Agreement, whether in respect of a third party action or otherwise. Additionally, the Seller agrees to indemnify, defend and hold Stephan and the Buyer, their respective affiliates and their respective officers, directors, employees and agents, harmless from and against, or pay and reimburse, any and all Loss arising in connection with the ownership or use of the Acquired Assets (including, without limitation, any Loss attributable to product liability or warranty claims), or resulting from or arising out of any liability or obligation of the Seller or any of its affiliates, prior to the date of the Closing, whether in respect of a third-party action or otherwise, and each of Stephan and the Buyer agrees to indemnify, defend and hold the Seller, its affiliates and their respective officers, directors, employees and agents, harmless from and against, or pay and reimburse, any and all Loss arising in connection with the ownership or use of the Acquired Assets (including, without limitation, any Loss attributable to product liability or warranty claims), or resulting from or arising out of any liability or obligation of the Buyer, on or after the date of the Closing, whether in respect of a third-party action or otherwise. Promptly after receipt by a party of notice of any claim or the commencement of any action or proceeding, such party will, if a claim with respect thereto is to be made against the other party obligated to provide indemnification (the "Indemnifying Party") pursuant to this Article VI, give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. The Indemnifying Party shall have the right, at its option, to compromise or defend, at its own expense and by its own counsel, any such matter involving the asserted liability. If the Indemnifying Party shall undertake to compromise or defend any such asserted liability, it shall promptly notify the other party in writing of its intention to do so and unconditionally acknowledge in such notice its obligation to fully indemnify such party, and the party seeking indemnification shall cooperate fully with the Indemnifying Party and its counsel in the prompt compromise of, or defense against, any such asserted liability. In any event, the party being indemnified shall have the right at its own expense to participate in the defense of such asserted liability. If the Indemnifying Party does not promptly acknowledge its obligation to indemnify and assume the defense of any such asserted liability, the other party may defend against such asserted liability in such manner as it may deem appropriate, including, but not limited to, settling such claim, after giving written notice of the same to the Indemnifying Party, on such terms as the other party may deem appropriate, and the Indemnifying Party shall have the right, at its own expense, to participate in the defense of such asserted liability.
          If the Indemnifying party thereafter seeks to question
         the  manner  in  which  the other  party  defended  such
          asserted liability or the amount or nature of any  such
          settlement, the Indemnifying Party shall have the burden to prove that the conduct of the other party in the defense and/or settlement of such asserted liability constituted gross negligence or willful misconduct.

      6.2 Recovery. While the Escrowed Stock is still in escrow, the Buyer shall first satisfy any amounts owed to it by the Seller pursuant to Section 2.9 and Section 6.1 hereof out of such Escrowed Stock according to the procedures set forth in Section
2.10 hereof. If there is no Escrowed Stock remaining, the Buyer may set-off, appropriate and apply any amounts owed to it by the Seller pursuant to Sections 2.9 and 6.1 out of Contingent Shares, if any. The Buyer hereby agrees to promptly notify Seller of any such set-off and the grounds therefor. The value of the Contingent Shares set off pursuant to this Section 6.2 shall be determined by reference to the average closing trading price of Stephan Common Stock as reported in the Wall Street Journal (or other recognized daily financial newspaper) for the 20 trading days prior to the date such Contingent Shares, if any, were earned by the Seller. Buyer shall not be entitled to any indemnification payment pursuant to Section 6.1, if, and only to the extent that, the conditions or event giving rise to such indemnification payment is reflected in a Purchase Price adjustment pursuant to Section 2.9.

      6.3 Maximum Recovery. Notwithstanding anything to the contrary set forth in this Agreement, the Buyer acknowledges and agrees that the sole remedy available to it to recover any amounts owed to it pursuant to Section 2.9 and Section 6.1 of this Agreement shall be out of the Escrowed Stock and the Contingent Shares.

      VII.     MISCELLANEOUS

7.1 Further Assurances. The parties shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the Consummation of the transactions contemplated hereby including, without limitation, prosecuting all pending trademark applications, subject to the Buyer's obligation to bear 50% of such costs pursuant to Section 5.1 hereof.

      7.2 Finders Fees. Each party (a) represents and warrants that it has not taken and will not take any action which would cause the other party to have any obligation or liability to any person for finders' fees, brokerage fees, agents, commissions or like payments in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, and (b) agrees to indemnify and hold the other party harmless for any loss, liability, cost or expense, including, without limitation, legal expenses arising out of the breach or inaccuracy of the foregoing representation and warranty.

      7.3 Expenses. Each party shall pay the fees and expenses of its respective counsel, accountants and agents and all other expenses incurred by such party incident to the negotiation,
preparation,   execution,  delivery  and  performance   of   this
Agreement; provided, however, that the Buyer shall pay the Seller $40,000 in cash not later than 45 days after Closing to defray
the  Seller's  expenses;  Provided,  that  if  a  deficiency   of
Inventory exists on such date Buyer shall deduct from such $40,000 an amount equal to such deficiency and the remainder, if any, shall be paid to the Seller. The parties agree that the non-prevailing party shall bear all costs and expenses incurred in connection with any dispute regarding this Agreement between the parties.

      7.4   Survival  of  Representations  and  Warranties.   The
representations and warranties contained herein or in any instrument or document delivered or to be delivered pursuant hereto shall survive until two years from the Closing; provided, however, that the representation and warranty of the Seller set forth in Section 4.1(e) relating to title shall survive until three years from the Closing and; provided, further, however, that nothing contained in this Agreement shall limit or constitute a waiver by Stephen or the Buyer of any of their rights or remedies based on fraud.

      7.5 Notices. All notices and other communications required or permitted to be given under this Agreement ("Communications") shall be in writing and shall be deemed to have been duly given if delivered personally with receipt acknowledged or sent by registered or certified mail, return receipt requested, or by overnight courier for next day delivery, to the parties and such parties' counsel at their respective addresses set forth below or to such other or additional address as either party shall hereafter specify by Communication to the other, or by telecopier to the parties at their respective telecopier numbers set forth below or to such other or additional numbers as either party shall hereafter specify by Communication to the other party:

                      If to the Seller to:

                       New Image Laboratories
                       2340 Eastman Avenue
                       Oxnard, California 93031
                       Telecopier No.: (805) 988-4542
                       Attn:  Wally Jones, President

          with a copy to:

                   Richards, Watson & Gershon
                    333 South Hope Street, 38th Floor
                    Los Angeles, California 90071-1469
                    Telecopier No.: (213) 626-0078
                    Attn: Timothy L. Neufeld, Esq.

          If to the Buyer to:

                    The Stephan Co.
                    1850 West McNab Road
                    Ft. Lauderdale, Florida 33309
                    Telecopier No.:(954) 971-9903
                    Attn: Mr. Frank F. Ferola
                          President


                         with a copy to:

                         Hertzog, Calamari and Gleason
                         100 Park Avenue
                         New York, New York 10016
                         Telecopier No.: (212) 213-1199
                         Attn: Stephen A. Ollendorff, Esq.
                               Richard S. Frazer, Esq.

      Notice of change of address or telecopier number shall be deemed given when actually received or upon refusal to accept delivery thereof; all other communications shall be deemed to have been given and received on the earliest of: (a) when actually received or upon refusal to accept delivery thereof, (b) on the date when delivered personally or sent by telecopier, (c) one (1) business day after sending by recognized overnight courier, or (d) four (4) business days after mailing, as aforesaid.

      7.6  Assignment.   Neither the Seller nor the  Buyer  shall
have the right, on or prior to the Closing, to assign this Agreement nor any of their respective rights hereunder without the prior written consent of the other.

      7.7 Binding Effect; Benefits. This Agreement shall inure to the benefit of and shall be binding upon the parties and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to or shall (a) confer on any person other than the parties, or their respective successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or (b) constitute the parties partners or participants in a joint venture.

      7.8 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party may, by an instrument in writing, waive compliance by any other party with any term or provision of this Agreement on the part of such other party to be performed or complied with. The waiver by a party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

      7.9 Governing Law. This Agreement shall be construed and governed in accordance with the laws of the State of Florida, without giving effect to the choice of law principles thereof.

      7.10 Consent to Jurisdiction. (a) With respect to any action commenced by the Seller against the Buyer hereunder or under any other document delivered pursuant to this Agreement, the Buyer (i) consents and submits to the jurisdiction of the Courts of the State of California or of the Courts of the United States of America for the Central District of California for all purposes of this Agreement, including, without limitation, any action or proceeding instituted for the enforcement of any right, remedy, obligation and liability arising under or by reason of this Agreement and (ii) consents and submits to the venue of such action or proceeding in the City and County of Ventura (or such judicial district of a Court of the United States as shall include the same).

      (b) With respect to any action commenced by the Buyer or Stephan against the Seller hereunder or under any other document delivered pursuant to this Agreement, the Seller (i) consents and submits to the jurisdiction of the Courts of the State of Florida or of the Courts of the United States of America for the Southern District of Florida for all purposes of this Agreement, including, without limitation, any action or proceeding instituted for the enforcement of any right, remedy, obligation and liability arising under or by reason of this Agreement and
(ii) consents and submits to the venue of such action or proceeding in the City and County of Broward (or such judicial district of a Court of the United States as shall include the same).

      7.11 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

      7.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      7.13 Entire Agreement. This Agreement (together with the other agreements, instruments and documents delivered pursuant hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof including without limitation that certain Letter of Intent, dated February 14, 1997, and that certain Letter of Intent dated April 7, 1997, each between Stephan and the Seller.

      7.14 Confidentiality. The Seller shall not discuss with, or disclose to, any other person or entity the terms of this Agreement without the prior written consent of the Buyer unless required to by a court order issued by a court of competent jurisdiction, provided that Stephan and the Buyer shall be provided notice and an opportunity to contest such order.

      7.15 (a) Termination. This Agreement may be terminated at any time prior to the Closing by any of the following:

                    (i)    By  mutual  written agreement  of  the
Seller, the Buyer and Stephan;

                   (ii) By either the Seller or the Buyer if the Closing has not occurred by May 31, 1997, upon written notice by such terminating party, provided that at the time such notice is given a material breach of this Agreement by such terminating party shall not be the principal reason for the Closing's failure to occur;

                    (iii) By the Buyer, by written notice to the Seller, if there has been a material violation or breach of any of the Seller's covenants or agreements made herein or in connection herewith or if any representation or warranty of the Seller made herein or in connection herewith proves to be materially inaccurate or misleading; or

                    (iv) By the Seller, by written notice to the Buyer, if there has been a material violation or breach of any of the Buyer's or Stephan's covenants or agreements made herein or in connection herewith or if the representation or warranty of the Buyer or Stephan made herein or in connection herewith proves to be materially inaccurate or misleading.

          (b) Effect of Termination. If this Agreement is terminated pursuant to Paragraph (a) above then this Agreement shall herewith become void and there shall be no liability or obligation on the part of any party hereto; provided, that if the Buyer terminates this Agreement pursuant to paragraph (a) (iii) above or if the Seller terminates this Agreement pursuant to paragraph (a) (iv) above, the non-terminating party shall remain liable for any breach of this Agreement.

      7.16 Seller's Acknowledgment. The Seller hereby acknowledges that as of May 14, 1997 there is a preliminary deficiency in Accounts Receivable and Inventory at least equal to $335,000 and $372,000, respectively. The Seller and the Buyer hereby further acknowledge that nothing in the prior sentence shall be construed as an admission by either of them that the above deficiencies are the actual deficiencies and that the deficiencies may not be lesser or greater. The Seller, Stephan and the Buyer specifically agree that if the deficiency uncovered by the Buyer or Stephan following the Closing pursuant to the procedures set forth in Section 2.9(b) and (c), respectively, is greater or lesser than the deficiency set forth in the first sentence of this Section 7.16, that such amount shall be the correct adjustment to the Purchase Price as set forth in Section
2.9. Nothing in this Section 7.16 shall be deemed to be a waiver of any rights of Stephan, the Seller, or the Buyer pursuant to this Agreement.


      IN WITNESS WHEREOF, the Seller, Stephan and the Buyer have caused this Agreement to be signed in their respective names by one of their officers thereunto duly authorized, as of the date first above written.


                   NEW IMAGE LABORATORIES, INC.



                   By: Wally B. Jones
                       Name:  Wallace B. Jones
                       Title: CEO & President

                   THE STEPHAN CO.



                   By: Frank F. Ferola
                       Name:  Frank F. Ferola
                       Title: President


                   STEPHAN DISTRIBUTING, INC.


                  By:  Frank F. Ferola
                       Name:  Frank F. Ferola
                       Title: President








                   BILL OF SALE AND ASSIGNMENT


      BILL  OF  SALE, dated as of June 26, 1997, from  NEW  IMAGE
LABORATORIES,  INC., a California corporation (the "Seller"),  to
STEPHAN DISTRIBUTING, INC., a Florida corporation (the "Buyer").

      WHEREAS, the Buyer and the Seller have entered into an agreement dated as of the date hereof (the "Acquisition Agreement") providing for the sale and transfer to the Buyer of certain of the properties, assets and rights of the Seller, all as more fully described in the Acquisition Agreement.

      NOW, THEREFORE, in consideration of One ($1.00) Dollar and other good and valuable consideration paid by the Buyer to the Seller, the receipt of which is hereby acknowledged, the Seller hereby sells, transfers and conveys to the Buyer and its successors and assigns, all of the Seller's right, title and interest in and to the properties, assets, contracts and rights described in Section 1.1 of the Acquisition Agreement (the "Acquired Assets").

      TO HAVE AND TO HOLD the properties, assets, contracts and rights hereby assigned, transferred and conveyed unto the Buyer and its successors and assigns, forever.

      The Seller, from time to time, if so required by the Buyer, will execute and deliver such further instruments of conveyance, transfer, assignment and confirmation and take such other actions as the Buyer may reasonably request in order to more effectively grant, bargain, sell, convey, assign, transfer, set over and deliver all of the Seller's right, title and interest in and to the Acquired Assets.

      The Seller does hereby authorize and empower the Buyer to collect and receive all of the Seller's right, title and interest in the Acquired Assets, to sue for and take any other action the Buyer may deem appropriate in law or in equity in order to enforce this Bill of Sale and to enjoy all of the Seller's right, title and interest in and to the Acquired Assets.

      This  Bill of Sale is being delivered subject to  and  with
the   benefit   of  the  respective  representations  warranties,
covenants,  terms,  conditions  and  other  provisions   of   the
Acquisition Agreement.

      This Bill of Sale shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to conflicts of law rules. This Bill of Sale shall be binding upon the Seller and its successors and assigns and shall inure to the benefit of the Buyer and its successors and assigns.

      IN WITNESS WHEREOF, the Seller has executed this Bill of Sale as of the day and year set forth above.


                   NEW IMAGE LABORATORIES, INC.



                   By: Wally B. Jones
                   Name: Wallace B. Jones
                   Title: CEO & President





















                                               UNITED STATES
                      TRADEMARK ASSIGNMENT

         THIS ASSIGNMENT is made on the 26th day of June, 1997, between New Image Laboratories, Inc., a corporation organized under the laws of the State of California, with its principal place of business at 2340 Eastman Avenue, Oxnard, California 93031 (the "Assignor"), and Stephan Distributing, Inc., a Florida corporation organized under the laws of the State of Florida, with its principal place of business at 1850 West McNab Road, Ft. Lauderdale, Florida 33309 (the "Assignee").

         WHEREAS,  the Assignor is the proprietor in  the  United
States  of the common law trademarks, trademark applications  and
registrations  listed  in  the  Schedule  attached  hereto   (the
"Trademarks"); and

         WHEREAS, pursuant to an Acquisition Agreement dated May 23, 1997, between Assignor and Assignee ("Acquisition Agreement"), the Assignor wishes to sell and the Assignee wishes to acquire all of the Assignor's rights in and to the Trademarks and the goodwill associated therewith.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained in the Acquisition Agreement, the Assignor hereby unconditionally assigns, transfers and conveys to the Assignee all its rights, title and interests to the Trademarks, together with the goodwill associated therewith and all applications and registrations and any renewals thereof listed in the Schedule and any common law rights thereto and any related rights based on use including the right to sue for past infringement.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                              ASSIGNOR:

                               NEW IMAGE LABORATORIES, INC.

                              BY: Wallace B. Jones
                                    Name: Wallace B. Jones
                                  Title:  CEO & President

                                 ASSIGNEE:

                                 STEPHAN DISTRIBUTING, INC.


                                 By:______________________
                               Name:
                               Title:







                                                              FOREIGN
                      TRADEMARK ASSIGNMENT

         THIS ASSIGNMENT is made on the 26th day of June, 1997, between New Image Laboratories, Inc., a corporation organized under the laws of the State of California, with its principal place of business at 2340 Eastman Avenue, Oxnard, California 93031 (the "Assignor"), and Stephan Distributing, Inc., a Florida corporation organized under the laws of the State of Florida, with its principal place of business at 1850 West McNab Road, Ft. Lauderdale, Florida 33309 (the "Assignee").

         WHEREAS, the Assignor is the proprietor in the countries listed on the Schedule attached hereto of the common law trademarks, trademark applications and registrations listed in the Schedule (the "Trademarks"); and

         WHEREAS, pursuant to an Acquisition Agreement dated May 23, 1997, between Assignor and Assignee ("Acquisition Agreement"), the Assignor wishes to sell and the Assignee wishes to acquire all of the Assignor's rights in and to the Trademarks and the goodwill associated therewith.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained in the Acquisition Agreement, the Assignor hereby unconditionally assigns, transfers and conveys to the Assignee all its rights, title and interests to the Trademarks, together with the goodwill associated therewith and all applications and registrations and any renewals thereof listed in the Schedule and any common law rights thereto in the countries listed on the Schedule and any related rights based on use including the right to sue for past infringement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.
                            ASSIGNOR:

                            NEW IMAGE LABORATORIES, INC.


                               By: Wallace B. Jones
                               Name:  Wallace B. Jones
                               Title: CEO & President
                            ASSIGNEE:

                            STEPHAN DISTRIBUTING, INC.



                                By: ________________
                                Name:
                                Title:











                   LIQUIDATING TRUST AGREEMENT


   This Liquidating Trust Agreement (the "Agreement") is entered into by and among New Image Laboratories, Inc., a California corporation ("New Image"), The Stephan Co., a Florida corporation ("Stephan"), Stephan Distributing, Inc., a Florida corporation ("SDI"), and Robert L. Berger & Associates, Inc., a California corporation, as liquidating trustee (the "Trustee"), with the approval of the Continuing Creditors' Committee (the "Committee") established under the "Third Amended Joint Plan of Reorganization under Chapter II of the Bankruptcy Code" (the "Image Reorganization Plan") confirmed in the chapter II bankruptcy case (the "Chapter 11 Case") of Image Laboratories, Inc., a California corporation ("Image"), with reference to the following facts and recitations:

    A. New Image is a manufacturer and distributor of hair care products which include, among others, the product lines known as "Image" and "Modern" (the "Product Lines").

    B. SDI has agreed to purchase from New Image, and New Image has agreed to sell to SDI, the Product Lines and certain assets related to the Product Lines (the "Acquisition"), on the terms and conditions set forth in the Acquisition Agreement (the "Acquisition Agreement") among New Image, Stephan, and SDI which has been entered into concurrently with the execution of this Agreement.

   C. Pursuant to the Image Reorganization Plan and certain agreements executed by New Image in connection therewith, New Image previously assumed the obligation to pay "General Unsecured Claims" of Image, as defined in the Image Reorganization Plan, as duly allowed in the Chapter II Case, on the terms and conditions and to the extent set forth in the Image Reorganization Plan (the "Old Bankruptcy Debt"). The Committee was established under the Image Reorganization Plan for the purpose of, among other things, pursuing the best interests of the holders of the Old Bankruptcy Debt.

   D. The unpaid principal balance of the Old Bankruptcy Debt is approximately $3,065,000.00. There are approximately 378 holders of Old Bankruptcy Debt. Attached hereto as Exhibit A and incorporated herein by this reference is a list of holders of the Old Bankruptcy Debt and the corresponding amount of Old Bankruptcy Debt owed to each such holder.

   E. In addition to the Old Bankruptcy Debt, New Image is indebted to trade creditors and other unsecured creditors (the "New Trade Debt") in the approximate principal amount of $3,600,000.00. There are approximately 340 holders of New Trade Debt. Attached hereto as Exhibit B and incorporated herein by this reference is a list of holders of the New Trade Debt and the corresponding amount of New Trade Debt owed to each such holder as reflected in the books and records of New Image.

   F. In conjunction with and in consideration of the Acquisition, Stephan and SDI have agreed with New Image and the Committee, after negotiations, to provide for the Old Bankruptcy Debt and the New Trade Debt in the manner set forth in this Agreement.

   G. The Trustee has agreed to accept the trust established by this Agreement and to administer the trust in accordance with the express instructions set forth in this Agreement.

  NOW,  THEREFORE, IT IS HEREBY AGREED BY AND AMONG  THE  PARTIES
  HERETO, AS FOLLOWS:

     1. Concurrently with and as a condition to the consummation of the Acquisition in the manner set forth in the Acquisition Agreement and the transfer of the ownership of the Product Lines and related assets comprising the Acquisition to SDI (the "Closing"), Stephan and SDI shall deposit the following with the Trustee:

        a. an irrevocable standby letter of credit in the amount of $2,932,600.00, duly issued by NationsBank, N.A. (South) in favor of the Trustee as beneficiary, and otherwise in the form attached hereto as Exhibit C (the "Letter of Credit"); and

        b. the duly executed joint and several unconditional promissory note of Stephan and SDI payable to the order of the Trustee, in the principal amount of $2,399,400.00, payable without interest in two equal installments of $1,199,700.00 each on the 120th day and 240th day, respectively, after the Closing Date, and otherwise in the form attached hereto as Exhibit D (the "Note").

    2. The Trustee shall hold the Letter of Credit, the Note, and all payments received by the Trustee under this Agreement (except the Trustee's compensation and reimbursement of expenses pursuant to Paragraph 13 below), including without limitation all payments on account of the Letter of Credit and all payments on account of the Note, in trust on the express terms and conditions set forth in this Agreement. All disbursements of funds by the Trustee shall be in accordance with the express instructions contained in this Agreement. All undisbursed funds shall be held by the Trustee in a segregated, interest-bearing trust account (the "Holding Account") at Union Bank of California. All disbursements by the Trustee shall be by checks drawn upon a segregated, trust checking account (the "Disbursement Account") at Union Bank of California. Stephan shall be entitled to all interest earned on the trust funds and shall furnish the Trustee its taxpayer identification number for the reporting of all such interest. New Image shall have no interest whatsoever in any assets of the trust or any proceeds thereof

           3 . On the Closing Date or as soon as practicable thereafter, New Image shall cause to be mailed to each holder of Old Bankruptcy Debt, as fisted on Exhibit A, and to each holder of New Trade Debt, as listed on Exhibit D, copies of the following:

       a. the "Consent and Release" in the form attached hereto as Exhibit E (the "Consent and Release");

       b. the letter from the Committee in the form attached hereto as Exhibit F (the "Committee Letter"); and

         C. the letter from New Image in the form attached hereto as Exhibit H.

          4. On the Closing Date, the Committee shall cause to be deposited with the Trustee a duly executed Consent and Release from each member of the Committee in respect of both the Old Bankruptcy Debt and the New Trade Debt, if any, held by such member. On the Closing Date, the Committee shall deliver to New Image the Committee Letter duly executed on behalf of the Committee. On and after the Closing Date, the Committee shall use reasonable efforts to urge each holder of Old Bankruptcy Debt and each holder of new Trade Debt to execute and deposit with the Trustee a Consent and Release.


    5. On and after the Closing Date, the Trustee shall make disbursements from the funds held in trust under this Agreement to each holder of Old Bankruptcy Debt who duly executes and deposits with the Trustee a Consent and Release and to each holder of new Trade Debt who duly executes and deposits with the Trustee a Consent and Release (collectively, "Consenting
 Creditors"), at the times and in the amounts and manner set forth in this Agreement. Each Consent and Release shall be accompanied by invoices, purchase orders, delivery receipts, and similar documentation evidencing the validity of the claim of the Consenting Creditor. Each Consenting Creditor shall send a copy of its Consent and Release and all accompanying documentation directly to Stephan, concurrently with depositing the original thereof with the Trustee. In the event Stephan shall notify the Trustee in writing that a Consenting Creditor failed to send a copy of its Consent and Release and all accompanying documentation to Stephan, the Trustee shall mail such copy to Stephan before making any further disbursements to such Consenting Creditor. Each Consenting Creditor shall be entitled to disbursements under this Agreement aggregating 80% of the "Allowed Amount" (as defined in Paragraph 7 below) of the claim of such Consenting Creditor, in full settlement and satisfaction of such claim. No disbursements shall be made to any creditor or purported creditor (a "Non-consenting Creditor") who does not duly execute and deposit with the Trustee a Consent and Release, and no Non-Consenting creditor shall have any interest whatsoever in any of the assets of the trust or any proceeds thereof

   6. For each duly executed Consent and Release deposited with the Trustee, the Trustee shall prepare an initial cash disbursement ("Initial Disbursement") in an amount equal to 44% of the lesser of (i) the amount indicated on the Consent and Release as "Amount of Claim" (the "Claimed Amount"), and (E) the amount listed (the "Listed Amount") for the holder of such claim on Exhibit A (in the case of Old Bankruptcy Debt) or on Exhibit B (in the case of new Trade Debt). The Trustee shall process the Initial Disbursement for each Consenting Creditor as soon as practicable after the date of deposit with the Trustee of such Consenting Creditor's duly executed Consent and Release. On the seventh day following the Closing, and at weekly intervals thereafter as necessary, the Trustee shall provide Stephan, by confirmed telecopy in accordance with Paragraph 18 below, a schedule, by creditor, of the amounts necessary to fund the Initial Disbursements then payable, and Stephan shall provide the funds necessary to make such Initial Disbursements by effecting a wire transfer to the Holding Account no later than the seventh day following its receipt of each such schedule. The Trustee shall make each Initial Disbursement promptly upon confirmation of receipt of each corresponding wire transfer from Stephan. In the event that Stephan shall fail timely to effect a required wire transfer, the Trustee shall be entitled to draw upon the Letter of Credit, in the manner specified therein, for the required funds which Stephan shall have failed to transfer to the Trustee.

   7. Within sixty days after receipt by Stephan of the copy of each Consent and Release and accompanying documentation required to be sent to Stephan Pursuant to Paragraph 5 above, Stephan shall notify the Trustee whether or not Stephan intends to dispute the Claimed Amount therein. If Stephan does not notify the Trustee that Stephan disputes the Claimed Amount, then the Claimed Amount shall be deemed the Allowed Amount for purposes of this Agreement. If Stephan notifies the Trustee that Stephan disputes the Claimed Amount (a "Disputed Claim"), then Stephan shall send to the Trustee and to the holder of the Disputed Claim a written objection to the Claimed Amount, stating in reasonable detail the grounds for its objection, and shall send to the holder of the Disputed Claim a copy of the "Description of Dispute Resolution Procedure" attached hereto as
Exhibit I. Resolution of the Disputed Claim shall proceed in accordance with the Description of Dispute Resolution Procedure. If at any time a consensual resolution of the amount of such Disputed Claim is reached, as evidenced by a joint written instruction to the Trustee executed by the holder of such Disputed Claim and by Stephan, the agreed-upon amount shall be deemed the Allowed Amount, and such claim shall receive disbursements on account of the Allowed Amount in accordance with this Agreement. If no consensual resolution of such Disputed Claim is reached, then the Allowed Amount shall be determined by binding arbitration in accordance with the Description of dispute Resolution Procedures, and such claim shall receive disbursements on account of the Allowed Amount in accordance with this Agreement.

    8. The Trustee shall make the following disbursements to each holder of a claim for which the Allowed Amount has been determined as set forth in Paragraph 7 above:

        a. If the Allowed Amount of such claim is greater than the Listed Amount, then the Trustee shall supplement the Initial Disbursement by processing an additional disbursement ("Supplemental Disbursement") in an amount equal to the difference between 44% of the Allowed Amount of such claim and the Initial
           Disbursement previously made by the Trustee with respect to such claim. The Trustee shall process each Supplemental Disbursement as soon as practicable after the determination of such Allowed Amount. The Trustee shall provide Stephan, by confirmed telecopy in accordance with Paragraph 18 below, a schedule of the amounts necessary to fund the Supplemental Disbursements then payable, and Stephan shall provide the funds necessary to make such Supplemental Disbursements by effecting a wire transfer to the Holding Account no later than the second business day following its receipt of each such schedule. The Trustee shall make each Supplemental Disbursement promptly upon confirmation of receipt of each corresponding wire transfer from Stephan. In the event Stephan shall fail timely to effect a required wire transfer, the Trustee shall be entitled to draw upon the Letter of Credit for the required funds which Stephan shall have failed to transfer to the Trustee.

                  b. If the Listed Amount of such Claim is greater than the Allowed Amount, then the Trustee shall recover 44% of the excess of the Listed
           Amount over the Allowed Amount by deducting such excess from the next disbursements due to the holder of such claim under Sub-paragraphs 8c and 8d below.

       C. The Trustee shall disburse 18% of the Allowed Amount of such claim in cash from the first installment payment on the Note, on the later of the date of receipt by the Trustee of payment of such first installment or the date of determination of such Allowed Amount, or as soon as reasonably practicable thereafter; and

         d. The Trustee shall disburse 18% of the Allowed Amount of such claim in cash from the second installment payment on the Note, on the later of the date of receipt by the Trustee of payment of such second installment or the date of determination of such Allowed Amount, or as soon as reasonably practicable thereafter.

    9. For purposes of all disbursements under this Agreement, the Allowed Amount shall exclude any interest, late charges, penalties, attorneys' fees or costs, collection costs, or any other amounts related to any failure by New Image to make timely payment. Execution of the Consent and Release shall be deemed a waiver and release of all such excluded amounts.

   10. Stephan and SDI shall have no obligation under this Agreement to deposit with the Trustee any funds other than (i) up to $2,932,600.00 to fund the Initial Disbursements and Supplemental Disbursements, (ii) the amounts payable under the Note, and (iii) one-third of the Trustee's compensation and reimbursement of out-of-pocket expenses as provided in Paragraph 13 below. At Stephan's written request, the amount of the Letter of Credit may be reduced, from time to time, to a new amount equal to $2,932,600.00 less the aggregate amount of all Initial Disbursements and all Supplemental Disbursements as of the date of such reduction as reflected in the biweekly reports issued by the Trustee pursuant to Paragraph 12 below. In the event Stephan requests such a reduction, the Trustee shall provide reasonable cooperation in facilitating such reduction, provided that Stephan shall pay all fees of the issuer of the Letter of Credit and all expenses incurred by the Trustee in effecting such reduction. In the event the aggregate of the Allowed Amounts of the claims of the holders of New Trade Debt, as finally determined after the implementation of the Dispute Resolution Procedure for any Disputed Claims, exceeds $3,600,000.00, then New Image shall pay to the Trustee, in cash, 80% of such excess amount as and when required by the Trustee to make the disbursements required under this Agreement, and the Trustee shall utilize such funds from New Image to augment the funds available for making disbursements as required under this Agreement.

    11. On the first anniversary of the Closing Date, the Trustee shall refund to Stephan all surplus funds and earned interest held in the trust, if any. Any funds reserved for unresolved Disputed Claims shall not be deemed surplus funds available for refund. To the extent additional funds held in the trust may become surplus funds, or additional interest may be earned, after the first anniversary of the Closing Date, the Trustee shall refund any such funds to Stephan at monthly intervals thereafter. In the event there remain any unresolved Disputed Claims as of the expiration date of the Letter of Credit, Stephan shall cause the Letter of Credit to be extended in a reduced amount equal to at least 44% of the aggregate Claimed Amounts of the outstanding unresolved Disputed Claims less the aggregate amounts of any Initial Distributions previously paid on account of such Disputed Claims (the "Required Extension Amount"). If the Trustee shall not receive written confirmation of such extension by the issuer of the Letter of Credit by the fifteenth day prior to the expiration date of the Letter of Credit, then the Trustee shall be entitled to draw on the Letter of Credit in an amount equal to the Required Extension Amount.

    12.    The  Trustee shall provide bi-weekly  reports  of  its
 receipts and disbursements to New Image, Stephan, and the Committee, so long as any assets remain in the trust. The
 Trustee shall provide a final report of its receipts and disbursements and of the disposition of all claims at the conclusion of its administration of the trust.

    13. The Trustee shall receive a fee in the amount of $22,500.00 as full compensation for its services and shall additionally be reimbursed for its reasonable and necessary out-of-pocket expenses (including premiums for any fidelity bond, postage, overnight delivery charges, messenger service charges, printing, photocopying, long distance telephone, telecopy, and similar expenses). Unless otherwise agreed by Stephan in writing, the Trustee shall cause a fidelity bond in the amount of $3,000,000.00 to be issued and remain in effect so long as any funds remain in the trust. The Trustee has determined that the premium for such bond for the initial one-year period will be $3,475.00. The compensation and reimbursement under this Paragraph 13 shall be paid one-third by New Image, one-third by Stephan, and one-third by the Consenting Creditors (by deduction from the earliest disbursements otherwise payable to such Consenting Creditors on a pro-rata basis). New Image and Stephan shall each deposit $9,000.00 with the Trustee on the Closing Date on account of their respective obligations under this Paragraph 13. The Trustee shall not have or incur any liability to any person or entity for any act taken or omission made in good faith in connection with the administration of the trust under this Agreement, absent negligence or intentional misconduct. In the event the Trustee is required to take legal action to collect on the Letter of Credit or on the Note or otherwise to enforce this Agreement, the Trustee will be entitled to retain special counsel (including, without limitation, counsel for the Committee) as a reimbursable expense of the trust.

    14. New Image shall cooperate with, and provide reasonable assistance to, the Trustee in its administration of the trust under this Agreement. Without limiting the foregoing, New Image shall make available to the Trustee its accounts payable records, including computerized records, relating to the New Trade Debt, and the services of at least one accounts payable clerk familiar with such records.


    15. The parties hereto shall execute such other documents and take such other actions as may be reasonably necessary to effectuate the intent of this Agreement. No party to this Agreement shall take any action which would interfere with the performance of this Agreement by any party or which would adversely affect any of the rights provided for herein.

    16. In the event that any party hereto should bring any action, suit, litigation, or other proceedings against any other party hereto contesting the validity of this Agreement, or attempting to rescind, negate, modify, or reform this Agreement or any of the terms or provisions hereof, or to remedy, prevent, or obtain relief from a breach of this Agreement by such other party or parties, or arising out of a breach of this Agreement, then the prevailing party shall recover all of such party's reasonable attorneys' fees and costs incurred in each and every such action, suit, litigation, or other proceeding, including any and all appeals or petitions therefrom. Each party agrees to bear its own attorneys' fees and costs and other expenses incurred in entering into this Agreement.

    17. The Trustee may be removed at the request of any party to this Agreement if the Trustee fails to comply with any material provision of this Agreement or becomes incapable of acting. The Trustee may resign by written notification to each other party to this Agreement. Any successor trustee shall be selected by mutual agreement of each party to this Agreement other than the Trustee. Any removal of or resignation by the Trustee shall become effective only upon the acceptance of appointment of a successor trustee. This Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of each of the parties hereto.

    18. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, or by overnight courier for next day delivery, to the parties at their respective addresses set forth below or to such other or additional addresses as either party shall hereafter specify in a written notice to the other parties, or by confirmed telecopy to the parties at their respective telecopier numbers set forth below or to such other or additional numbers as any party shall hereafter specify by written notice to the other parties:


           New Image: New Image Laboratories, Inc.
                     Attn.:Wallace B. Jones, President
                     2340 Eastman Avenue
                     Oxnard, CA 93031
                     Telecopier # 805-988-4542
                               and
                   Richards, Watson & Gershon
                   Attn.: Timothy L. Neufeld
                   333 South Hope Street, 38th Floor
                   Los Angeles, CA 90071-1469
                   Telecopler # 213-626-0078

          Stephan and SDI: The Stephan Co.
                           Attn.: Frank Ferola, Sr., President
                           1850 McNab Road
                           Ft. Lauderdale, FL 33309
                           Telecopier # 954-971-9903
                               and
                           Carlson & Bales
                           Attn.: Curtis Carlson
                           200 South Biscayne Boulevard
                           Miami, FL 33131
                           Telecopier # 305-372-8265

          The Committee:   Greenberg & Bass
                           Attn.: Robert D. Bass
                           16000 Ventura Boulevard, Suite 1000
                           Encino, CA 91436-2730
                           Telecopier # 818-986-6534

          The Trustee:   Robert L. Berger & Associates, Inc.
                         Attn.: Robert L. Berger, President
                         17525 Ventura Boulevard, Suite 200
                         Encino, CA 91316-3843
                         Telecopier # 818-783-2737

All notices shall be deemed given and received on the earliest of
(i) the date when actually, received or upon refusal to accept delivery, (ii) the date when sent by confirmed telecopier, (iii) the date one business day after sending by reputable overnight courier, or (iv) the date three business days after mailing.

   19. This Agreement shall be construed in accordance with, and be governed by, the internal laws of the State of California. In the event that any provision of this Agreement should be held to be void, voidable, or unenforceable, the remaining portions hereof shall remain in full force and effect.

   20. This Agreement may not be modified or amended except by an instrument in writing signed by the party against whom enforcement of any such modification or amendment is sought. This Agreement may be executed and delivered in two or more counterparts, each of which, when so executed and delivered, shall be an original, but such counterparts together shall Constitute but one and the same instrument.



DATED: May 23, 1997              NEW IMAGE LABORATORIES, INC.,
                                 a California corporation

                                 By Wallace B. Jones
                                    Wallace B. Jones, President


DATED: May 23, 1997              THE STEPHAN CO.,
                                 a Florida corporation

                                 By: Frank Ferola
                                     Frank Ferola, Sr., President


DATED: May 23, 1997              STEPHAN DISTRIBUTING, INC.
                                 a Florida corporation

                                 By:  Frank Ferola
                                      Frank Ferola, Sr.,
President

DATED: May   , 1997          ROBERT L. BERGER & ASSOCIATES, INC.
                             a California corporation, as trustee

                             By_________________________
                               Robert L. Berger, President

DATED: May  , 1997           CONTINUING CREDITORS' COMMITTEE

                             By__________________________
                               Robert D. Bass

                              Greenberg & Bass R.L.L.P,
                              Attorneys for the Committee